UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2014

CORINDUS VASCULAR ROBOTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-176581	30-0687898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Waverly Oaks Rd., Suite 105, Waltham, MA 02452

(Address of principal executive offices and Zip Code)

(508) 653-3335

(Registrant’s telephone number, including area code)

YOUR INTERNET DEFENDER INC.

20 E. Sunrise Highway, Suite 202, Valley Stream, NY 11581

(Former Name and Address of Registrant)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On August 12, 2014, a Securities Exchange and Acquisition Agreement (the "Agreement") between Your Internet Defender Inc., a Nevada corporation (the "Company"), and Corindus, Inc., a Delaware corporation, was closed. Pursuant to the terms of the Agreement, the Company immediately filed a Certificate to Accompany Restated Articles or Amended and Restated Articles (the "Certificate") with the Nevada Secretary of State to change the name of the Company to "Corindus Vascular Robotics, Inc." and to increase the Company's authorized shares to 260,000,000 shares (250,000,000 shares of Common Stock at $0.0001 par value per share, and 10,000,000 shares of Preferred Stock at $0.0001 par value per share). The form of Certificate was filed as an exhibit to our Current Report on Form 8-K filed with the Commission on August 6, 2014 and is incorporated herein by reference.

The Company subsequently requested that FINRA effect the corporate changes and that it also change its trading symbol to one more closely identified with the new name of the Company. On August 27, 2014, FINRA effected the name change, the capital change and the trading symbol change. The Company's Common Stock is now traded on the OTCQB under the symbol "CVRS."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2014

CORINDUS VASCULAR ROBOTICS, INC.

By:	/s/David M. Handler
David M. Handler, Chief Executive Officer

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